UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): December 20, 2005

MidCarolina Financial Corporation

(Exact name of registrant specified in its charter)

North Carolina	000-49848	56-2006811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 South Church Street, Burlington, North Carolina	27215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 538-1600

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

1) Indemnification Agreement. At its December 20, 2005 meeting, MidCarolina Financial Corporation’s board of directors approved MidCarolina Financial Corporation’s entry into an indemnification agreement with each of its directors. The indemnification agreement provides that MidCarolina Financial Corporation will indemnify the director against expenses (including, without limitation, attorneys’ and experts’ fees, judgments, fines, and amounts paid or payable in settlement) actually and reasonably incurred in any threatened, pending, or completed lawsuit or other type of proceeding, whether civil, criminal, administrative, investigative, or otherwise, to which the director was, is, or is threatened to be made a party because of his service as a director. The indemnification limit under the agreement is the highest and most advantageous to the director, as determined by the director, of one or any combination of the benefits provided by MidCarolina Financial Corporation’s Articles of Incorporation or Bylaws, the benefits allowable under North Carolina law, and the benefits available under any liability insurance obtained by MidCarolina Financial Corporation.

However, no indemnification, reimbursement or payment is required for any claim for which the director is determined by clear and convincing evidence to have acted with deliberate intent to cause injury to MidCarolina Financial Corporation or with reckless disregard for the best interests of MidCarolina Financial Corporation. No indemnification, reimbursement or payment is required under the agreement if it would constitute a “prohibited indemnification payment” within the meaning of Federal Deposit Insurance Corporation Rule 359.1(l)(1) [12 CFR 359.1(l)(1)]. Likewise, no indemnification, reimbursement or payment is required for

(a)	any claim arising out of acts or omissions for which applicable law prohibits elimination of liability,

(b)	any claim or any part thereof arising under Section 16(b) of the Securities Exchange Act of 1934 if the director is required to pay any penalty, fine, settlement or judgment,

(c)	any obligation based upon or attributable to the director gaining an improper personal benefit, gain, profit, or advantage to which he was not entitled, or

(d)	any proceeding initiated by the director without the board of directors’ consent or authorization, unless the director initiates the proceeding to enforce his rights under the indemnification agreement.

2) Stock Option Acceleration. At the December 22, 2005 meeting, the compensation committee of the board of directors also authorized accelerated vesting of options held by six officers to acquire a total of 19,338 shares of MidCarolina Financial Corporation common stock, including all options held by Chief Financial Officer Christopher B. Redcay. Beginning in 2006, all public companies must adopt fair value reporting of stock options under the Financial Accounting Standards Board’s new Statement of Financial Accounting Standards No. 123 (Revised). SFAS 123 (R) requires that the compensation cost relating to share-based payment transactions, including stock option grants, be recognized as an expense in financial statements. Before adoption of SFAS 123 (R), most companies accounted for stock options using the intrinsic value method authorized by Accounting Principles Board Opinion No. 25, which generally did not require that a compensation expense be recognized when an option is granted unless the option exercise price is less than the stock’s price on the grant date.

Accordingly, accelerated vesting of stock options before the effective date of SFAS 123 (R) will allow MidCarolina Financial Corporation to avoid the compensation expense that it would otherwise incur if those outstanding stock options continued to vest over time. Net of taxes, MidCarolina Financial Corporation estimates that compensation expense of approximately $32,855 would have been incurred in 2006 for the stock options whose vesting was accelerated by the compensation committee, approximately $17,680 would have been incurred in 2007, $12,307 in 2008, and $3,077 in 2009.

Based on the $14.15 price of MidCarolina Financial Corporation common stock on December 22, 2005 (the last sale reported on the OTC Bulletin Board or the pink sheets, quoted under the symbol “MCFI”), all of the options whose vesting accelerated as a result of the December 22, 2005 compensation committee action have immediate value to the option holders. The weighted average exercise price of the options whose vesting accelerated is $9.68 per share. Of the affected options held by Mr. Redcay, the exercise price is $10.69 per share. As a result of the acceleration of vesting of these options, compensation expense totaling approximately $1,000 will be included in MidCarolina Financial Corporation’s fourth quarter results of operations. Mr. Redcay has options to acquire 9,000 shares of MidCarolina Financial Corporation common stock. Of those, options to acquire 5,400 shares were already vested but options to acquire 3,600 shares vested on an accelerated basis because of the December 22, 2005 compensation committee action.

A form of amendment of the six officers’ stock option agreements is attached as an exhibit. An officer who is not an executive officer identified in MidCarolina Financial Corporation’s most recent proxy statement has agreed to resale restrictions prohibiting him from selling stock acquired by exercise of his options until the date when the options would have become fully vested and exercisable without accelerated vesting.

3) Stock Option Grant. At the December 22, 2005 meeting, the compensation committee of the board of directors also granted options to acquire 150,000 shares of MidCarolina Financial Corporation common stock under the Omnibus Stock Ownership and Long Term Incentive Plan. Exercisable at any time from the date of grant until expiration of the options in ten years, the exercise price of the options is $14.15 per share. The options were granted to 14 officers and employees, including options to acquire 20,000 shares granted to Mr. Cary, and options to acquire 17,000 shares granted to each of Messrs. Canaday, Redcay, and Patterson. The options were made immediately exercisable in 2005 to avoid the SFAS 123(R) compensation expense associated with options vesting over time.

4) Bonuses. At the December 22, 2005 meeting, the compensation committee of the board of directors also approved bonuses for 2005. Bonuses totaling $550,000 were awarded to 73 officers and employees, with Mr. Cary receiving $95,000, Mr. Canaday receiving $50,000, and Messrs. Redcay and Mr. Patterson receiving $45,000 each.

Item 9.01(d)  Exhibits

99.1	Form of Indemnification Agreement

99.2	Form of Amendment of Stock Option Agreement

99.3	Form of Amendment of Stock Option Agreement with resale restrictions

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidCarolina Financial Corporation

Date: December 27, 2005	/s/ RANDOLPH J. CARY, JR.
Randolph J. Cary, Jr. President and Chief Executive Officer

MidCarolina Financial Corporation

Board of Directors

Compensation Committee

December 22, 2005

Accelerated Vesting of Unvested Stock Options

WHEREAS, the compensation committee of the board of directors acts as the committee empowered under Section 2 of the Employee Stock Option Plan to administer the stock option plan,

WHEREAS, a schedule has been presented to the compensation committee at this meeting showing the number of options granted that have not yet vested but that remain outstanding, the persons to whom the options were granted, option exercise prices, vesting schedules, and identification of options that are intended to be incentive stock options versus options that are nonqualified stock options,

WHEREAS, taking into account that beginning in 2006 all public companies must adopt fair value reporting of stock options under the Financial Accounting Standards Board’s new Statement of Financial Accounting Standards No. 123 (Revised), and that SFAS 123 (R) requires the compensation cost relating to share-based payments, including stock option grants, to be recognized as an expense in financial statements, the compensation committee has considered the advantages and disadvantages of accelerated vesting of stock options that have not yet vested but that remain outstanding,

WHEREAS, the Chief Financial Officer has advised the compensation committee that, net of taxes, MidCarolina Financial Corporation estimates that compensation expense of approximately $32,855 would be incurred in 2006 for the stock options that have not yet vested, approximately $17,680 would be incurred in 2007, $12,307 in 2008, and $3,077 in 2009 unless vesting is accelerated on or before December 31, 2005,

WHEREAS, the committee considers it to be in the best interests of MidCarolina Financial Corporation and its stockholders that the 19,338 options reflected on the schedule presented at this meeting that have not yet vested but that remain outstanding become immediately vested and exercisable,

Stock Option Grants

WHEREAS, the committee also considers it to be in the best interests of MidCarolina Financial Corporation and its stockholders that options be granted representing 150,000 shares of MidCarolina Financial Corporation common stock under the Omnibus Stock Ownership and Long Term Incentive Plan, and

WHEREAS, the stock option grants made under the Omnibus Stock Ownership and Long Term Incentive Plan would be immediately exercisable to avoid the SFAS 123(R) compensation expense associated with options vesting over time.

NOW THEREFORE, BE IT RESOLVED, that the 19,338 stock options issued under the Employee Stock Option Plan that are reflected on the schedule presented at this meeting and that have not yet vested but that remain outstanding shall become immediately exercisable, and that the option agreements of any and all persons holding unvested stock options shall be amended to provide for immediate vesting and exercisability,

FURTHER RESOLVED, that stock options be granted representing 150,000 shares of MidCarolina Financial Corporation common stock under the Omnibus Stock Ownership and Long Term Incentive Plan, with the grants being exercisable at any time from the date of grant until expiration of the options in ten years,

FURTHER RESOLVED, the proper officers of MidCarolina Financial Corporation be and they hereby are authorized for and on behalf of MidCarolina Financial Corporation to take or cause to be taken and to do or cause to be done such actions and things as they or any of them deem necessary or proper for the purpose carrying out the purpose and intent of these resolutions, including but not limited to negotiating and executing on behalf of MidCarolina Financial Corporation an amendment or amendments of stock option agreements for the purpose of rendering all stock options covered thereby to be immediately and fully vested and exercisable, and issuing or filing or causing to be issued or filed a press release or Current Report on Form 8-K for filing with the SEC, or both, for purposes of reporting accelerated stock option vesting,

FURTHER RESOLVED, that a restriction on resale of shares acquired by Mr. William Daniel by exercise of his stock option shall be imposed, but solely on the portion of Mr. William Daniel’s stock option vesting in 2007, 2008, and 2009,

FURTHER RESOLVED, that the restriction on resale of Mr. Daniel’s shares shall lapse on the earliest of (a) April 18, 2009, when his stock option would have become fully exercisable without accelerated vesting effected by these resolutions, (b) the occurrence of a change in control of MidCarolina Financial Corporation, or (c) the death, disability, or retirement of Mr. Daniel,

FURTHER RESOLVED, that the compensation committee hereby delegates to the President and Chief Executive Officer the authority, in his discretion, to waive the resale restriction on Mr. Daniel’s shares in whole or in part,

FURTHER RESOLVED, that the proper officers of MidCarolina Financial Corporation be and they hereby are authorized for and on behalf of MidCarolina Financial Corporation to engage and consult with such advisors as they or any of them deem necessary or proper for purposes of carrying out the purpose and intent of these resolutions, including but not limited to obtaining advice about tax consequences to MidCarolina Financial Corporation, and confirming that no stockholder vote is necessary for acceleration of outstanding, unvested options under the terms of the option plan or the rules of The Nasdaq Stock Market or any other securities exchange or association on which MidCarolina Financial Corporation’s common stock is traded or authorized for quotation,

AND FINALLY RESOLVED, that all actions taken and things done by the officers of MidCarolina Financial Corporation for the purpose of carrying out the purpose and intent of these resolutions be and they hereby are ratified and affirmed in all respects.